                                                                   Exhibit 10.27

                                    LICENSE AGREEMENT

         THIS LICENSE AGREEMENT ("Agreement") is made and entered into this 10th day of January , 2002, (the "Effective Date") by and between MediaBin, Inc., a corporation formed and existing under the laws of the State of Georgia ("MBI"), and Iconquest, LLC, a limited liability company formed and existing under the laws of the State of Georgia ("IQ"). MBI and IQ are each referred to as a "Party" and are collectively referred to as the "Parties" in this Agreement.

                                    RECITALS

         WHEREAS, IQ desires to license, further develop, use and distribute certain MBI Technology (defined below) and MBI desires to license MBI Technology to IQ for such use subject to the terms and conditions provided herein;

         NOW THEREFORE, in consideration of the covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

Section 1.  Definitions

         As used in this Agreement, and in addition to any other terms defined in this Agreement, the following terms shall have the meanings described below.

         "Affiliates" means with respect to a Party, any entity or entities
          ----------
which are directly or indirectly controlled by such Party, where for the purposes of this definition, control means ownership of 50% or more of that entity's or Party's, as the case may be, voting securities.

         "Confidential Information" means information in whatever form, other
          ------------------------
than Trade Secrets, that is of value to its owner and is treated as confidential.

         "End User" means a person or entity who has entered into an End User
          -------
Agreement.

         "End User Agreement" has the meaning set forth in Section 4.2.2.
          ------------------

         "Intellectual Property Infringement" means an infringement of one or
          ----------------------------------
more: (a) United States patents; (b) patents issued to any person or entity by a patent office in Japan or any member country of the European Union; (c) copyrights; (d) trademarks, service marks, or trade names; and (e) trade secrets.

         "MBI Technology" means the Technical Material (as defined herein) and
          --------------
the software, in machine and human readable forms, listed in Appendix A.

         "Net Revenue" means all fees received by IQ or its Affiliates for the
          -----------
sale, license or lease of the Developed Products (as defined in Section 2.1.2); less any taxes, tariffs and shipping and handling charges actually paid that are specific to the Developed Products. Net Revenue does not include any revenue attributed to (a) maintenance, development or other services provided by IQ or its Affiliates, or (b) amounts which are covered under other agreements between IQ and MBI. If a Developed Product is sold or licensed with another product (the "Other Product") and the Developed Product and the Other Product are offered separately by IQ (in the contemplated transaction or any other transaction with any End User), then only the fees from the sale, license or lease of the Developed Product (and not the Other Product) are included in the definition of Net Revenue. If a Developed Product is sold or licensed with an Other Product and the Developed Product and the Other Product are not offered separately by IQ (in the contemplated transaction or any other transaction with any End User), then the fees from the sale, license or lease of the Developed Product and the Other Product are included in the definition of Net Revenue.

         "Owner" refers to the Party disclosing Proprietary Information
          -----
hereunder, whether such Party is MBI or IQ and whether such disclosure is directly from Owner or through Owner's employees or agents.

         "Proprietary Information" means all Trade Secrets and Confidential
          -----------------------
Information of the owner of such information.

         "Recipient" refers to the Party receiving any Proprietary Information
          ---------
hereunder, whether such Party is MBI or IQ and whether such disclosure is received directly or through Recipient's employees or agents.

         "Technical Material" means the drawings, diagrams and textual material
          ------------------
indicated on Appendix A.

         "Trade Secrets" means information constituting a trade secret within
          -------------
the meaning of Section 10-1-761(4) of the Georgia Trade Secrets Act of 1990, including all amendments thereafter adopted.

                               Section 2. License

     2.1    License Grant. MBI grants to IQ the following rights and licenses,
            -------------
            all of which are non-exclusive, all of which are limited, and all of which are non-transferable except as expressly permitted in Section 10.2, as set forth below:

     2.1.1  Development License. MBI grants to IQ the right and license to
            -------------------
            compile, display, use, copy, modify, enhance and otherwise make derivative works of the MBI Technology to research, develop and otherwise create and manufacture hardware and software products (the "Development Rights"). IQ may exercise the Development Rights through third party contractors who enter into a written agreement with IQ prior to exercising any of the Development Rights, which shall provide, at a minimum, for the third party contractor's agreement to (i) maintain the confidentiality of all MBI Proprietary Information pursuant to the requirements of Section 5; and (ii) only use the MBI Technology to provide services to IQ and for no other purpose. IQ may not assign or sublicense the Development Rights in whole or in part.

     2.1.2  Distribution License. MBI grants to IQ a license, with right of
            --------------------
            sublicense, to use, copy, lease or otherwise distribute to End Users, directly or through intermediate companies, on any media, the MBI Technology, in executable form only, in hardware and software products created pursuant to the Development Rights (each, a "Developed Product" collectively, the "Developed Products"). The foregoing rights are referred to in this Agreement as the "Distribution Rights." The exercise of the Distribution Rights, in whole or in part, are conditioned upon (i) IQ's payment of the payment described in Section 3 that are applicable to the exercise of the Development Rights; (ii) any End User who receives a Developed Product in software form entering into an End User Agreement, or any intermediate company entering into a license that complies with the terms of this Agreement; and (iii) the Developed Product not competing with any MBI MediaBin products offered by MBI as of the Effective Date.

     2.1.3  Distribution to U. S. Government. IQ has, in addition to the rights
            --------------------------------
            of Section 2.1.2, the right to enter into agreements with the United States Government, its departments, its agencies and other United States Government entities ("USG") for research and development which may result in Developed Products and require the delivery of such Developed Products and source code of such Developed products to USG subject to such terms and conditions as required by USG for such contracts provided such Developed Products do not compete with any MBI MediaBin products offered by MBI as of the Effective Date. IQ may only provide the MBI Technology, in whole or in part, to USG pursuant to (1) a written agreement with USG that (x) identifies the MBI Technology and the intellectual property rights in or related to the MBI Technology;
            (y) includes a statement that the MBI Technology exists prior to the effective date of IQ's agreement with USG, and (z) states that all rights in or related to the MBI Technology are reserved by MBI except for the limited license rights granted pursuant to the License Agreement dated January 10, 2002 between MediaBin, Inc. and Iconquest, LLC; and (2) any and all other limitations set forth and this Agreement with respect to the MBI Technology. MBI makes no warranty, guarantee or representation that IQ has the right to charge, invoice or otherwise request payment from the USG, for any license, lease, sale or other provision of any MBI Technology that has been developed, generated, prepared or provided under any contract or agreement with the USG (including without limitation the United States Air Force). IQ acknowledges and agrees that the USG may have the right to disclose and use such MBI Technology and that such disclosure or use could eliminate the ability to maintain such MBI Technology as Proprietary Information.

     2.1.4  Right to Escrow. Notwithstanding Section 2.1.2, if IQ is required by
            ---------------
            a license or sublicense agreement issued pursuant to Section 2.1.2. to deposit the source code for a Developed Product, then IQ may deposit those portions of the source code of the MBI Technology that are included in the Developed Product (the "Source Code"). The Source Code may only be released to the End User pursuant to the terms of an escrow agreement with an escrow agent and only in the event that IQ is unable to complete IQ's obligations pursuant to a written agreement with the End User which reasonably requires access to the Source Code. As a condition to End User receiving the Source Code, IQ shall restrict the End User by written agreement from using the Source Code for any purpose other than to maintain the current version of the Developed Product licensed to End User.

     2.1.5  World-Wide Rights. The rights and licenses granted in this Section
            -----------------
            2.1 are for exploitation throughout the world and via any satellite or other system serving Earth, subject to the terms hereof and to compliance by IQ with all applicable export and legal regulations and laws relating to the export of products developed with the MBI Technology.

     2.2    Term of License. The rights and licenses granted in Section 2.1
            ---------------
            shall become effective upon the Effective Date. The licenses granted herein and the corresponding obligation to pay royalties in respect thereof shall continue until the termination of this Agreement pursuant to Section 9; provided, however, that IQ's obligation to pay royalties for Developed Products distributed prior to the effective date of the termination of this Agreement shall continue in full force and effect after such termination.

                               Section 3. Payments

     3.1    Royalty Payments.
            ----------------

     3.2.1. IQ shall pay to MBI, on a calendar quarterly basis, an amount (the "Royalty Payment") equal to 5% of all Net Revenue for the reported calendar quarter.

     3.2.2. Royalty Payments and reports explaining the calculation of such Royalty Payments under the terms hereof shall be made by IQ to MBI within forty-five (45) days after the last day of each calendar quarter. Each such payment shall consist of the Royalty Payment calculated for the immediately preceding calendar quarter and shall be payable in accordance with the terms set forth in Section 3.4. Reports will be due for each calendar quarter during the term of this Agreement even if no amount in Royalty Payment is due for the reported calendar quarter.

     3.3    License Fee Payment. Upon execution of this Agreement, IQ shall pay
            -------------------
            MBI a one-time license fee payment of One Hundred and Fifty Thousand Dollars ($150,000) for the licenses granted by MBI to IQ under
            Section 2
            above and copies of the software and Technical Material supplied to IQ under Section 4. This license fee payment is non-refundable, nonassessable and fully earned when delivered to MBI.

     3.4    Payment Method. IQ shall remit all payments due to MBI hereunder so
            --------------
            that MBI receives such amount according to the following instructions or other such instructions as may be provided by MBI:

         Account Name:                         MediaBin, Inc.
         Account Number:
         Bank Name:
         ABA Number:
         Special Instructions:                 Please Notify Haines Hargrett
                                               @ 404-264-8000 upon receipt.


         MBI shall remit all payments due to IQ hereunder so that IQ receives such amount according to the following instructions or other such instructions as may be provided by IQ:


         Account Name:                         Iconquest, LLC.
         Account Number:                       To Be Provided
         Bank Name:                            To Be Provided
         ABA Number:                           To Be Provided
         Special Instructions:                 To Be Provided

     3.5    Taxes. All payments set forth in this Section 3 are exclusive of
            -----
            taxes. Each Party, and its Affiliates as the case may be, shall be responsible for all taxes, levies and assessments relating to the exercise of its rights, licenses and obligations hereunder, including but not limited to, sales and use taxes. Neither Party shall have any obligation with respect to taxes owing by the other Party for payments received hereunder. Both MBI and IQ shall be governed in their actions in various worldwide jurisdictions by the relevant tax laws in each such jurisdiction, and each Party shall have no liability relating to the application of such tax laws to the other Party hereto to the other.

                             Section 4. Obligations

     4.1    MBI Obligations.
            ---------------

     4.1.1  Technology Delivery. Promptly after the Effective Date, MBI will
            -------------------
            provide the MBI Technology in printed form or on CDs as indicated in Appendix A. MBI makes no guarantees that the MBI Technology
            ----------
            delivered in source code form is sufficiently complete to be compiled into executable form. In the event that the MBI Technology delivered in source code form is not sufficiently complete to be compiled into executable form, then upon at least two (2) business days notice, MBI will provide IQ's employees reasonable access to MBI's records during MBI's normal business hours for IQ to determine if there is more complete information and MBI will provide any such information reasonably requested by IQ that MBI is able to disclose to the extent that such information already exists.

     4.1.3  No Support. MBI has no support obligations of any kind to IQ or the
            ----------
            End Users with regard to the MBI Technology.


     4.2    IQ Obligations.
            --------------

     4.2.1  Support. IQ agrees to use commercially reasonable efforts to support
            -------
            the End Users.

     4.2.2  End-User Agreement. The written or electronic license agreement
            ------------------
            required by Section 2.1.2 ("End User Agreement") shall include terms which:

           (a) prohibits, or specifically authorizes the terms of further copying,

           (b)   prohibits disassembly, decompilation or reverse engineering;

           (c)   includes a statement substantially similar to the following:

                 "Product(s) provided under this agreement contains portions of program code and other intellectual property rights of third parties and each such third parties shall be entitled to enforce this license as an intended third party beneficiary. ALL SUCH THIRD PARTIES (INCLUDING MEDIABIN, INC.) EXPRESSLY DISCLAIM ALL WARRANTIES AND CONDITIONS WITH RESPECT TO THE USE OF SUCH PRODUCTS, INCLUDING (WITHOUT LIMITATION) ANY WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. In no event shall any such third party, including MediaBin, Inc., have any liability, whether direct, indirect, incidental, consequential, statutory, exemplary or otherwise, to Licensee arising in connection with this License, the use of the Product(s), or the inability to use Product(s)";

           (d) with respect to MBI Technology included in a Developed Product in a form that is other than hardware, includes a provision that terminates the End User's license and right to maintain possession of the MBI Technology upon the End User's breach of any material provision of the End User Agreement;

           (e) does not grant any rights in the MBI Technology that are inconsistent or contrary to MBI's rights in the MBI Technology as stated in this Agreement;

           (f) with respect to MBI Technology included in a Developed Product in a form that is other than hardware, restricts the transfer of the Developed Product only to third parties who agree to be bound by the term of the End User Agreement;

           (g) does not impose any liabilities upon MBI and does not grant any warranty to the End User on behalf of MBI; and

           (h) include notice of patents pending or issued patents that MBI advises IQ are applicable to the MBI Technology.

     4.2.3  Records. IQ shall maintain accurate records regarding license,
            -------
            sublicense, distribution and use permitted under this Agreement and the Royalty Payments owed under Section 3. MBI shall have the right, upon reasonable notice but not to exceed two instances during any twelve-month period, to engage a certified public accountant to review such records during IQ's normal business hours.

     4.2.4  Government Distribution. In addition to the requirements in Section
            -----------------------
            2.1.3 and Section 4.2.2, IQ will include the following provision in each End User Agreement with a government entity for those Developed Products that are a "commercial item" as that term is defined at 48 C.F.R. ss. 2.101 ("Commercial Item"):

            "The [Insert name of Developed Product] is confidential property of Iconquest, LLC and its licensors and affixing the following notice is not an admission of the intention to, or fact of, publication. COPYRIGHT ICONQUEST, LLC ALL RIGHTS RESERVED. PATENT(S)

            PENDING, MEDIABIN, INC., U.S. GOVERNMENT RESTRICTED RIGHTS. The [Insert name of Developed Product] is a "commercial item" as that term is defined at 48 C.F.R.ss. 2.101, consisting of "commercial computer software" and "commercial computer software documentation" as these terms are used in 48 C.F.R.ss.12.212. Consistent with 48 C.F.R.ss.12.212 and 48 C.F.R.ss.ss.227.7202-1 through 227.7202-4, all U.S. Government end users acquire the Product with only those rights set forth therein. Contractor/manufacturer is Iconquest, LLC, 3525 Piedmont Road, Seven Piedmont Center, Suite 600, Atlanta, Georgia, 30305."

                  Subject to the requirements in Section 2.1.3 and Section 4.2.2 and the license limitations set forth in this Agreement, IQ may deliver noncommercial Developed Products pursuant to DFARS 252.227-7013 (Rights in Technical Data-Noncommercial Items), DFARS 252.227.7014 (Rights in Noncommercial Software and Noncommercial Software Documentation) and DFARS 252.227-7018 (Rights in Noncommercial Technical Data and Computer Software--Small Business Innovation Research (SBIR) Program), as applicable.

     4.2.5  Export Regulations. IQ acknowledges and understands that the MBI
            ------------------
            Technology contains technical data and is therefore subject to United States export control regulations and regulations of countries into which any products may be imported ("Export/Import Regulations"). IQ shall comply with all such Export/Import Regulations and IQ shall obtain at its expense any and all licenses, permits and regulatory approvals required by any and all governmental authorities and agencies having jurisdiction over export and re-export and import of technical data. To the extent permitted by applicable law, IQ will defend, indemnify and hold MBI and its respective officers, directors and agents, harmless from and against any and all damages and expenses, including legal and professional fees, incurred directly or indirectly as a consequence of a failure of IQ to comply with any such Export/Import Regulation. During the term of this Agreement, MBI shall use commercially reasonable efforts to cooperate with and provide reasonable assistance to IQ in connection with obtaining such licenses, permits and approvals including, without limitation, the disclosure of Proprietary Information required in connection therewith provided that such disclosure will be made in a manner which will maintain the confidentiality of the information disclosed.

                           Section 5. Confidentiality

     5.1    Confidentiality Requirements. Recipient agrees to hold the
            ----------------------------
            Proprietary Information disclosed by Owner in strictest confidence and not to, directly or indirectly, copy, reproduce, distribute, manufacture, duplicate, reveal, report, publish, disclose, cause to be disclosed, or otherwise transfer the Proprietary Information disclosed by Owner to any third party, or utilize the Proprietary Information disclosed by Owner for any purpose whatsoever other than as expressly contemplated by this Agreement. With regard to the Trade Secrets, the obligations in this 5.1 shall continue for so long as such information constitutes a trade secret under applicable law. With regard to the Confidential Information, the obligations in this 5.1 shall continue from the initial disclosure of the Confidential Information hereunder to Recipient and for a period of five years thereafter. The foregoing obligations shall not apply if and to the extent that:

           (a) Recipient establishes that the information communicated was received by Recipient in good faith from a third party lawfully in possession thereof and having no obligation to keep such information confidential; or

           (b) Recipient establishes that the information communicated was publicly known at the time of Recipient's receipt from Owner or has become publicly known other than by a breach of this Agreement.

     5.2    Identification of Certain Confidential Information. IQ and MBI agree
            --------------------------------------------------
            that the terms of this Agreement is Confidential Information of both MBI and IQ. Each Party may release to the public that they have entered into this Agreement which includes MBI's licensing of image recognition technology to IQ subject to each Party's prior written consent, not to be unreasonably withheld, of the content of the release. IQ and MBI agree not to issue any press releases mentioning the name of the other Party without the written permission of the other Party. Notwithstanding the foregoing, this Agreement may be disclosed in whole or in part to the extent required by law or regulation, including applicable securities, corporate and other laws or regulations of applicable jurisdictions.

                     Section 6. Warranty and Indemnification

     6.1    Warranty Disclaimer. Except as otherwise expressly provided herein,
            -------------------
            IQ ACKNOWLEDGES AND AGREES THAT THE MBI Technology AND ALL OTHER MATERIAL WHICH MAY BE PROVIDED BY MBI HEREUNDER ARE PROVIDED "AS IS". MBI MAKES NO EXPRESS OR IMPLIED WARRANTIES OR CONDITIONS TO IQ WITH RESPECT TO THE MBI Technology, ANY DOCUMENTATION RELATING THERETO, ANY SERVICES PROVIDED HEREUNDER OR OTHERWISE REGARDING THIS AGREEMENT, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY AND THE IMPLIED WARRANTY OR CONDITION OF FITNESS FOR A PARTICULAR PURPOSE.

     6.2    Warranties. MBI makes no warranty that MBI Technology does not
            ----------
            infringe upon the patents or copyrights of others, except, MBI warrants that as of the Effective Date, MBI has no knowledge of any claim or opinion that the MBI Technology infringes the patents, trademarks, copyrights, or trade secret rights of a third party.

     6.3    Indemnification.
            ---------------

     6.3.1 If notified in writing within ten (10) calendar days of any claim of infringement against MBI alleging that IQ's manufacture, use, sale or other disposition of MBI Technology is an Intellectual Property Infringement, and such allegation is primarily based on (a) designs, modifications or selections made by IQ, or (b) the use of the MBI Technology in combination with other products not furnished by MBI which allegedly constitutes an Intellectual Property Infringement, then IQ will defend such action at its expense and will pay, when due, the costs and damages awarded against MBI in such action, provided that IQ shall have sole control of the defense of such action, and all negotiations for its settlement or compromise. No settlement agreement or compromise shall be made by IQ without the prior consent of MBI, which consent shall not be unreasonably withheld or delayed. MBI agrees to cooperate with IQ in the defense of any such action and IQ agrees to reimburse MBI for any reasonable out-of-pocket costs associated with such cooperation. MBI at its own expense, shall be permitted to participate in such defense, subject however to the control thereof by IQ.

     6.3.2 If notified in writing within ten (10) calendar days of any if of infringement against IQ alleging that exercise of its rights with respect to the MBI Technology as set forth herein is an Intellectual Property Infringement, and such allegation is based on the authorized use of MBI Technology as it is delivered to IQ hereunder, then MBI will defend such action at its expense and will pay, when due, the costs and damages awarded against IQ in such action, provided that MBI shall have sole control of the defense of such action, and all negotiations and agreements for its settlement or compromise. MBI shall have no obligation to defend, indemnify or pay for any liability arising from (a) designs, modifications or selections made by IQ, (b) the use of the MBI Technology in combination with other products not furnished by MBI, which allegedly constitutes an Intellectual Property Infringement, and (c) IQ's continued use and distribution of the MBI Technology after IQ's receipt of MBI's written request to cease further use and distribution of the MBI Technology after a claim has been made alleging that the exercise of IQ's rights with respect to the MBI Technology as set forth herein is an Intellectual Property Infringement. No settlement agreement or compromise shall be made by MBI without the prior consent of IQ, which consent shall not be unreasonably withheld or delayed. IQ agrees to cooperate with MBI in the defense of any such action and MBI agrees to reimburse IQ for any reasonable out-of-pocket costs associated with such cooperation. IQ at its own expense, shall be permitted to participate in such defense, subject however to the control thereof by MBI.

                       Section 7. Limitation of Liability

     7.1    MBI LIMITATION OF LIABILITY. EXCEPT FOR LIABILITY ARISING FROM MBI'S
            ---------------------------
            BREACH OF THE TERMS OF SECTION 5 OR LIABILITY ARISING FROM MBI'S OBLIGATIONS UNDER SECTION 6.3.2, IQ ACKNOWLEDGES AND AGREES THAT MBI, ITS AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, SHAREHOLDERS OR REPRESENTATIVES WILL HAVE NO LIABILITY TO IQ OR TO ANY THIRD PARTY FOR ANY CLAIMS WHATSOEVER, WHETHER BASED UPON WARRANTY, CONTRACT, NEGLIGENCE, STRICT LIABILITY, TORT OR OTHERWISE ARISING OUT OF THIS AGREEMENT OR THE USE OF, OR INABILITY TO USE, THE MBI TECHNOLOGY OR OTHER MATERIAL OR SERVICES OF MBI, FOR ANY SUMS IN EXCESS OF $25,000.

     7.2    MBI'S EXCLUSION OF DAMAGES. IQ FURTHER ACKNOWLEDGES AND AGREES THAT
            --------------------------
            IN NO EVENT WILL MBI, ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, SHAREHOLDERS OR REPRESENTATIVES BE LIABLE TO IQ, AN END USER OR ANY THIRD PARTY FOR ANY SPECIAL, GENERAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES IN ANY WAY PERTAINING TO THIS AGREEMENT OR THE RIGHTS OR OBLIGATIONS CREATED UNDER THIS AGREEMENT, EVEN IF MBI HAS BEEN NOTIFIED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES OCCURRING.

     7.3    LIMITS ON LIABILITY TO MBI. EXCEPT FOR LIABILITY ARISING FROM IQ'S
            --------------------------
            BREACH OF THE TERMS OF SECTION 5, LIABILITY ARISING FROM IQ'S OBLIGATIONS UNDER SECTION 6.3.1 OR LIABILITY ARISING FROM THE UNAUTHORIZED USE OF THE MBI TECHNOLOGY, MBI ACKNOWLEDGES AND AGREES THAT IQ, ITS AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, SHAREHOLDERS OR REPRESENTATIVES WILL HAVE NO LIABILITY TO MBI OR TO ANY THIRD PARTY FOR ANY CLAIMS WHATSOEVER, WHETHER BASED UPON WARRANTY, CONTRACT, NEGLIGENCE, STRICT LIABILITY, TORT OR OTHERWISE ARISING FROM THIS AGREEMENT FOR ANY SUMS IN EXCESS OF $25,000.

     7.4    LIMITATION ON IQ DAMAGES. MBI ACKNOWLEDGES AND AGREES THAT IN NO
            ------------------------
            EVENT WILL IQ, ITS AFFILIATES, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, SHAREHOLDERS OR REPRESENTATIVES BE LIABLE TO MBI OR ANY THIRD PARTY FOR ANY SPECIAL, GENERAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES IN ANY WAY PERTAINING TO THIS AGREEMENT OR THE RIGHTS AND OBLIGATIONS CREATED UNDER THIS AGREEMENT, EVEN IF IQ HAS BEEN NOTIFIED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES OCCURRING.

                          Section 8. Proprietary Rights

IQ acknowledges and agrees that MBI shall retain all right, title and interest in and to the MBI Technology and all intellectual property rights in or related thereto, except for the limited rights and licenses granted to IQ by MBI hereunder. The intellectual property rights in or related to the MBI Technology include, but are not limited to the following: (1) any patents issued to MBI prior to the Effective Date with claims that cover the use of the MBI Technology as authorized in this Agreement ("Issued Patents"); and (2) any patents issued to MBI after the Effective Date with claims that cover the use of the MBI Technology as authorized in this Agreement as well as any divisions, reissues, renewals or time extensions of the foregoing described patent applications that may be filed by MBI or on MBI's behalf after the Effective Date ("Pending Patents"). The rights under the Issued Patents and the Pending Patents are collectively referred to as the "Reserved Patent Rights." This Agreement does not provide IQ with title or ownership of the MBI Technology, or of the Technical Material, but only a limited license in accordance with the provisions of the Agreement. IQ agrees that, except for such limited license, it shall not assert any right, title or interest in or to the MBI Technology or Technical Material. IQ will include and not remove all proprietary and copyright notices and legends including by MBI in its technology. Except for the Reserved Patent Rights, IQ will own all right, title and interest to any modifications, additions, improvements or other changes it makes in the MBI Technology and may separately copyright or patent those modifications, additions, improvement or other changes in its own name.

                         Section 9. Term and Termination

     9.1    Term. The term of this Agreement shall commence on the Effective
            ----
            Date and remain in effect unless terminated as provided for in
            Section 9.2 or 9.3 below.

     9.2    Termination for Breach. Either Party may terminate this Agreement at
            ----------------------
            any time upon the giving of written notice:

     9.2.1 In the event that the other Party fails to discharge any obligations or remedy any material default under this Agreement for a period continuing more than sixty (60) days after the aggrieved Party shall have given the other Party written notice specifying such failure or default and that such failure or default continues to exist as of the date upon which the aggrieved Party gives such notice so terminating this Agreement; or

     9.2.2 In the event that the other Party makes an assignment for the benefit of creditors, or commences or has commenced against it any proceeding in bankruptcy, insolvency, or reorganization pursuant to bankruptcy laws or laws of debtor's moratorium. Any exceeding the scope of the license provisions of this Agreement, failure to pay sums when due, or misappropriation of the Proprietary Information of another shall be deemed a material default hereunder.

     9.3    Termination by MBI. If MBI does not receive any Royalty Payments
            ------------------
            during any five (5) year period , then MBI may terminate this Agreement by providing IQ sixty (60) days written notice of such termination.

     9.4    Effect of Termination. Upon termination of this Agreement:
            ---------------------

           (a) All rights granted to IQ under this Agreement shall cease on the Termination Date;

           (b) Section 3, with respect to any payment obligations accruing prior to the termination of this Agreement, and Sections 5, 6, 7, 8 and 10 shall continue in full force and effect.

           (c) Sublicenses granted prior to the termination of this Agreement to End Users to use the MBI Technology as part of a Software Product shall remain in full force and effect;

           (d) IQ and MBI shall immediately pay any and all amounts due to each other under this Agreement; and

           (e) IQ shall cease all use of the MBI Technology and Technical Material.


                            Section 10. General Terms

     10.1   Independent Principals. Unless otherwise specified above, this
            ----------------------
            Agreement shall not be construed to create any employment relationship, partnership, joint venture or agency relationship between the Parties or to authorize any Party to enter into any commitment or agreement binding on the other Party. Each Party is responsible for its own costs in exercising its rights and obligations under this Agreement.

     10.2   No Assignment. Neither Party shall assign, transfer or pledge this
            -------------
            Agreement or its rights hereunder, in any manner, without the prior written consent of the other Party, which consent shall not be unreasonably withheld, except: (a) as a whole to a parent corporation or to an Affiliate; or (b) as part of a merger, reorganization or acquisition of all or substantially all of the assets or stock of the assignor, and upon the written agreement of the assignee to assume all the obligations of the Assignor.

     10.3   No Waiver. The waiver or failure of either Party to exercise any
            ---------
            right provided under this Agreement shall not be deemed a waiver of any further rights under this Agreement. A waiver will be effective only if given in a writing signed by an authorized officer of the Party waiving a right hereunder.

     10.4   Severability. If any provision of this Agreement is held invalid,
            ------------
            illegal or unenforceable by a tribunal or court of competent jurisdiction, such invalidity shall not affect the enforceability of any other provisions contained in this Agreement, and the remaining portions of this Agreement shall be valid and enforceable to the fullest extent permitted by applicable law.

     10.5   Force Majeure. No Party shall be in default of any obligation
            -------------
            hereunder if such failure is due to causes beyond such Party's reasonable control; and such Party acts diligently in attempting to remedy the cause; and such Party promptly gives written notice to the other Party of the event of force majeure. In any such event, such Party shall be given an additional time to perform equal to the delay caused directly by such event.

     10.6   Entire Agreement. This Agreement constitutes the entire Agreement
            ----------------
            between the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements, proposals, representations, discussions, and understandings, whether verbal or written. This Agreement may be amended only by a subsequent writing signed by both Parties.

     10.7   Governing Law. This Agreement shall be governed by, construed and
            -------------
            interpreted in accordance with the laws of the State of Georgia, without regard to the principles of conflicts of law thereof.

     10.8   Dollars. All amounts referencing Dollars shall mean United States
            -------
            currency.

     10.9   Days. All references to days and Days are calendar days unless
            ----
            specified otherwise.

     10.10  Headings. Headings used in this Agreement are for convenience only
            --------
            and shall not be considered in construing or interpreting this Agreement.

     10.11  Binding Effect. This Agreement and the transactions provided for
            --------------
            herein shall be binding upon and inure to the benefit of the Parties, their legal representatives, and their permitted transferees, successors and assigns.

     10.12  Notices. All communications required or permitted under this
            -------
            Agreement shall be in writing and either mailed first class, postage pre-paid, sent by reputable overnight delivery services (with request for written confirmation of receipt), or hand-delivered to the Parties at the addresses shown below, or at such other addresses as one Party may notify the other of from time to time:


            If to MBI:                        President and CEO
                                              Dave Moran
                                              MediaBin, Inc.
                                              3525 Piedmont Road
                                              Building Seven, Ste. 600
                                              Atlanta, Georgia  30305


            If to IQ:                         Manager
                                              Alan Sloan
                                              Iconquest, LLC
                                              Iterated Systems, Inc.
                                              3525 Piedmont Road
                                              Building Seven, Ste. 600
                                              Atlanta, Georgia  30305

         All notices shall become effective when received by the addressee.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives.

                                         ICONQUEST, L.L.C.

                                         By
                                           ------------------------------------
                                           Name:  Alan Sloan
                                           Title: Manager


                                         MEDIABIN, INC.

                                         By
                                           ------------------------------------
                                           Name:  David P. Moran
                                           Title: President and CEO

                           Appendix A - MBI Technology

I.       TECHNICAL MATERIAL
         ------------------
         A.  MATCHMAKER RELATED
i.       Matchmaker for Windows, Prj.# 331,                            September.1993
ii.      Matchmaker V1.1, Prj. #310                                    May 1992
iii.     Matchmaker for Unix/Irix, Prj. # 384 & #536                   October 1994
iv.      Fractal Transform Research Toolkit, Prj. # 192                November  1991
v.       Fractal Transform Research Toolkit, Prj. # 193                November 1991
vi.      Fractal Compress, Prj. # 198                                  March 1992
vii.     Fractal Processor Feasibility Study                           April 1998
viii.    MMX Evaluation                                                April 1996
ix.      Content Based Image Indexing                                  November 1991
x.       Fractal Transform-Based Automated Image Search                UNDATED
xi.      Image Exploitation                                            UNDATED
xii.     Matchmaker Covers                                             UNDATED

         B.  MONET RELATED
i.       Standalone Content Recognition Demo,                          Jan. 1998
ii.      Air Force Content Recognition Demo,                           Sept 1998
iii.     Monet - Introduction                                          UNDATED
iv.      Air Force Phase I Proposal                                    January 1996
v.       Air Force Phase II Proposal                                   July 1996
vi.      Air Force Phase I Final Report                                November 1996
vii.     Fractal Object Database Final Report & Delivery               May 1999
viii.    Image Query by Object Technology Demo                         July 1997
ix.      AF-SBIR Summary                                               July 1997
x.       Benefits of Content-Based Image Retrieval                     UNDATED
xi.      Economic Benefits of Content-Based Image Retrieval            UNDATED
xii.     Fractal Technology for Content-Based Image Retrieval          UNDATED
xiii.    Video Retrieval with Fractal Based Image Indexing             April 1998
xiv.     Technical Progress Report                                     June 1997
xv.      Large Image Queries with Fractal Based Image Index            April 1998
xvi.     Technical Progress Report                                     April 1998
xvii.    Technical Progress Report                                     August 1997
xviii.   Technical Progress Report                                     July 1997
xix.     Fractal Transform-Based Automated Image Search                UNDATED
xx.      Face Recognition Technology Development Plan                  June 1997

         C.   OTHER
i.       Welcome to Fractals                                           November 1995
ii.      Independent Contractor Agreement                              UNDATED

     iii. Documents and information in electronic form on Alan Sloan's computer relating to (a) separation, license and equity agreement with MBI; (b) Documents and information in electronic form on Alan Sloan's computer relating to preparation of government proposals;
            (c) information and correspondence related to contacts with companies since October 2001 relating to materials in this exhibit.

I.  SOFTWARE

1. Software contained on three (3) CD's dated November 9, 2001 and labeled Newco Disk#N, for N = 1, 2 and 3.

2. Software contained on five (5) CD's dated November 9, 2001 and labeled Sdemko Disk#N, for N = 1, 2, 3, 4 and 5.

3. Software contained on three floppy disks currently at ACR Data Recovery Services for MBI Archived Projects #384 and #536 (Matchmaker for Unix and
     Irix).